Exhibit 99.1

PRESS RELEASE		Corporate Headquarters
400 South Hope Street
25th Floor
Los Angeles, CA 90071
www.cbre.com

FOR IMMEDIATE RELEASE

For further information:

Brad Burke	Steve Iaco
Investor Relations	Media Relations
215.921.7436	212.984.6535

CBRE GROUP, INC. ANNOUNCES 2019 EARNINGS EXPECTATIONS

Los Angeles, CA – March 7, 2019 — CBRE Group, Inc. (NYSE:CBRE) today announced its 2019 earnings expectations at its Investor Day in New York City.

CBRE expects to achieve adjusted earnings per share1 in the range of $3.50 to $3.70 for the full-year 2019. At the midpoint of the range, adjusted earnings per share of $3.60 would represent growth of approximately 10% over 2018.

“We are well positioned for continued strong growth in 2019, driven by significant operational gains and strategic investments across our business. Our new corporate structure, which took effect January 1st, will sustain our momentum in these areas,” said Bob Sulentic, president and chief executive officer of CBRE.

“We expect solid revenue growth and market share gains in our transaction businesses. This is especially true in leasing, which is benefiting from the ongoing economic expansion and our increasing ability to deliver hard-to-replicate outcomes. We expect another year of double-digit revenue growth in Global Workplace Solutions. Our outsourcing capabilities are increasingly differentiated, enhanced by technology and well matched with occupier needs for integrated global solutions. In our real estate investments segment, we expect development services to have another excellent year – albeit more comparable to 2017 than 2018’s record level – and investment management to show improved performance.”

A live audio webcast of the Investor Day presentation is accessible via the Investor Relations section of the company's web site at www.cbre.com/ir today (Thursday, March 7th) at 9am Eastern time. An audio replay and copy of the presentation will be posted on the web site within 48 hours of the live event.

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2018 revenue). The company has more than 90,000 employees (excluding affiliates) and serves real estate investors and occupiers through more than 480 offices (excluding affiliates) worldwide. CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance, market share, investment levels and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

CBRE Press Release

March 7, 2019

Information concerning factors that may influence the company’s financial performance is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com.

1 Adjusted earnings per share (or adjusted EPS) exclude the effect of select charges from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges. Adjustments for the twelve months ended 2018 included the removal of a one-time non-cash gain associated with remeasuring CBRE’s  investment in an unconsolidated subsidiary in New England to fair value as of the date it acquired the remaining controlling interest, non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, write-off of financing costs on extinguished debt, costs associated with our reorganization, including cost-savings initiatives, costs incurred in connection with a litigation settlement, integration and other costs related to acquisitions, certain carried interest incentive compensation reversal to align with the timing of associated revenue and an update to the provisional estimated tax impact of U.S. tax reform initially recorded in the fourth quarter of 2017.

The term “adjusted earnings per share” (or adjusted EPS), is a non-GAAP financial measure under SEC guidelines, and is a not recognized measurement under United States generally accepted accounting principles, or “GAAP.”  The company believes that investors may find this measure useful in evaluating our operating performance compared to that of other companies in our industry because its calculation generally eliminates the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions.  When analyzing our operating performance, investors should use non-GAAP measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP.  Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.  We have included a reconciliation of adjusted EPS for the year ended December 31, 2018 to its most directly comparable financial measure calculated and presented in accordance with GAAP for that period.

Note – CBRE has not reconciled the (non-GAAP) adjusted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share data):

CBRE Press Release

March 7, 2019

Year Ended
December 31, 2018

Net income attributable to CBRE Group, Inc.	$1,063,219

Plus / minus:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	113,150
Costs associated with our reorganization, including cost-savings initiatives	37,925
Integration and other costs related to acquisitions	9,124
Carried interest incentive compensation reversal to align with the timing of associated revenue	(5,261)
One-time gain associated with remeasuring an investment in an unconsolidated subsidiary to fair value as of the date the remaining controlling interest was acquired	(100,420)
Write-off of financing costs on extinguished debt	27,982
Costs incurred in connection with litigation settlement	8,868
Tax impact of adjusted items	(44,205)
Impact of U.S. tax reform	13,368

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$1,123,750

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$3.28

Weighted average shares outstanding for diluted income per share	343,122,741